UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CCA Industries, Inc.
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Letter to Our Shareholders

May 18, 2016

Dear Shareholders:

In mid-January of this year, I accepted the position of Chief Executive Officer of CCA Industries. In doing so, I accepted several sobering realities:

•	Previous efforts to stop or even slow the declining earnings had not been successful.

•
The company’s core product categories, i.e. Oral Care (Plus White), Skin Care (Sudden Change) and Depilatories (Bikini Zone) had sufficient gross profit margins to sustain positive earnings, if overhead expenses could be controlled.

•	The company badly needed a raison d'etre and focused corporate identity that matched its commitment to “Health and Beauty.”

With these realities in clear view and 2014 and 2015 losses of $2,803,428 and $3,244,211 respectively, we turned first to a strong operational Manager, Doug Haas, who has worked closely with me for more than a decade. I was pleased that Doug was appointed President and Chief Operating Officer by the board in April 2016. In partnership with Steve Heit, Chief Financial Officer, a disciplined process of cost control has been implemented, resulting in a reduction of total overhead expenses.
In April of this year, I had the honor and privilege of opening the NYSE by ringing the bell and unveiling our new logo “Core Care America” which clearly demonstrates that our Company is committed to Health and Beauty.
We have also added strength and depth to the Board of Directors. Two strong and experienced former Directors, Sardar Biglari and Dr. Philip Cooley were asked to return to the Board. David Fineman, Esq., Chairman of Fineman Krekstein & Harris P.C. law firm in Philadelphia and former Chairman of the United States Post office has made significant contributions. Christopher Hogg, a native of New Zealand, brings an international perspective to the board.
The Board of Directors and I also felt that the board needed more depth of expertise in the retail and e-commerce environment. I am pleased that Linda Shein will be elected a director which you will find included in the proxy statement attached. Linda has outstanding credentials and now serves as Managing Director of the Baker Retail Center, which is part of The Wharton School, University of Pennsylvania.

65 Challenger Road, Suite 340, Ridgefield Park, New Jersey 07660

Looking Forward
As we look forward, it is also clear that just cutting costs does not necessarily create shareholder value. It’s not a secret (see 13D filing dated November 18, 2014) that I have a personal responsibility to grow the stock value to at least $6 per share; a commitment that is fully disclosed in that filing.
In my judgment, to significantly impact value, the company must focus on:

1.
Not trying to compete in products that have become so commoditized that product differentiation and growth, i.e. Nail Care (Nutra Nail) and Toothpaste (Plus White Plus) are virtually impossible. Sally Hansen and the Crests and Colgates of the world can continue to battle each other and we will focus our efforts on more profitable initiatives.

2.	Acquisitions of products in our areas of core competence. Specifically oral care and skin care.

3.
Develop an Internet strategy including digital marketing (search engine optimization and paid search marketing), ecommerce and social media management. We have a stable of strong brands, but an audit of current social media and e-commerce initiatives to date indicate the firm has significant opportunities to grow. The audit should be completed by the end of the third quarter with full implementation of the new strategy by year end.

Asset Value
I’m often asked why an entity I control personally, Capital Preservation Holdings LLC acquired 100% of the Class A Common Shares of CCA, despite a history of losses over the past three years.
Let me be clear, that my perspective on the asset value of this company should not be considered investor guidance. I just feel that my philosophy should be articulated and shared with all stakeholders.
In my experience in buying, selling and building consumer product companies over the past 30 years, I have often based my investment decisions on potential value of the parts, not the whole. In the personal care category, recent transactions have been based on 4 to 6 times product contribution in our market segment. Our total brand contribution in fiscal 2015 of our 3 major product categories (Plus White, Bikini Zone & Sudden Change) was $8,277,245. Looking at a recent price of $3.30, this translates to a multiple of only 2.8. So in my mind the current capital value is well under the company’s true value.
Looking back at annual communications, I noticed each would rely on prospective action to bring positive results. I assure every shareholder that the current board has little patience and will expect each quarter to reflect progress and our management team is committed to meet their expectations.

Sincerely,
/s/ Lance T. Funston
Lance T. Funston
Chairman of the Board
and Chief Executive Officer

CCA INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2016

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company” or "CCA") will be held on June 22, 2016, at 2:00 p.m Eastern Daylight Savings Time, at the offices of the Company, 65 Challenger Road, Ridgefield Park, New Jersey 07660, for the following purposes:

Management Proposals

1.
To elect as directors the seven nominees named in the attached Proxy Statement (four of whom are to be elected by the Class A Common Stock Shareholders and three of whom are to be elected by Common Stock Shareholders).

2.	To approve on an advisory basis, the Company's executive compensation.

3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016.

Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.

The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on May 12, 2016 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

Your vote is very important. All shareholders are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. As an alternative to attending the meeting and voting in person, you may vote via the telephone or internet, or by completing and returning the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Lance T. Funston
Chairman of the Board

Ridgefield Park NJ
May 18, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO EITHER VOTE BY TELEPHONE OR INTERNET, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED WITH THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2016.
Our Notice of Annual Meeting, Proxy Statement, Letter to Shareholders and Annual Report are available online at:
www.ccaindustries.com/2016

TABLE OF CONTENTS

CCA INDUSTRIES, INC.
65 Challenger Road
Ridgefield Park, New Jersey 07660
www.ccaindustries.com

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”), for use at its Annual Meeting of Shareholders to be held on June 22, 2016, at 2:00 p.m Eastern Daylight Savings Time ("EDST"), at the Company’s principal executive offices, 65 Challenger Rd, Suite 340, Ridgefield Park, New Jersey 07660 (hereinafter the “Annual Meeting”). Shareholders of record on May 12, 2016 will be entitled to vote. The Company has made the proxy materials available to the shareholders of record at www.ccaindustries.com/2016 beginning on May 18, 2016 and the proxy materials are being mailed to the shareholders on or about May 18, 2016.

IMPORTANT VOTING INFORMATION

Abstentions and Broker Non-Votes. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. Abstentions occur when shareholders are deemed present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the shareholders are voting. “Broker non-votes” occur with respect to "non-routine" matters when certain holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting, and do not have discretionary authority to vote those shares if they do not receive timely instructions from the beneficial owners. At the Annual Meeting, brokers will not have discretionary authority to vote on the following matters, which are deemed "non-routine": Proposal No. 1, Election Of Directors and Proposal No. 2, Advisory Vote on Executive Compensation; brokers will, however, have discretionary authority to vote on Proposal No. 3, Ratification of Appointment of Auditors, which is a "routine" matter.

You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you vote “WITHHOLD AUTHORITY,” your vote will be counted for purposes of determining the presence of a quorum.

You may vote “FOR”, “AGAINST” or “ABSTAIN” on the Company’s proposals to approve, on an advisory basis, its executive compensation and to ratify the appointment of our independent registered public accounting firm. If you vote "ABSTAIN", your vote will be counted for purposes of determining the presence of a quorum.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

The Company, as provided in its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

As of May 12, 2016, the record date for the Annual Meeting, there were 6,038,982 shares of Common Stock and 967,702 shares of Class A Common Stock outstanding. There are no outstanding shares of Preferred Stock.

Holders of Common Stock and holders of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent, except in respect of the election of directors. The Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three directors.

A quorum, counting proxies and shares represented in person at the Annual Meeting, is necessary for the voting upon proposals proposed by management, and other business that may properly come before the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock constitutes a quorum for the election of directors to be elected by the holders of Common Stock, and the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock constitutes a quorum for the election of directors to be elected by holders of Class A Common Stock. For matters on which the shareholders vote together as a single class, the presence at the meeting, in person or by proxy, of the holders of a majority of all outstanding shares entitled to vote at the meeting constitutes a quorum.

Election of directors is by a plurality vote of the respective class. Approval, on an advisory basis, of the Company's executive compensation and ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposals, provided a quorum is present at the Annual Meeting.

How to Vote:

You may vote in person at the Annual Meeting, by telephone, internet or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting by following the internet or telephone voting instructions on the enclosed proxy voting instructions or by completing, signing and returning your proxy card.

In Person:

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. If your shares are held in the name of a broker or other nominee, we will allow you to attend the Annual Meeting upon presentation from the brokerage company of an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the shares; however, in order to vote in person at the meeting, you must obtain a proxy from your broker or other nominee, and bring that proxy to the meeting.

Internet:

To vote online, go to www.voteproxy.com as set forth on the enclosed proxy voting instructions and follow the on-screen instructions. You will need the control number on the enclosed proxy voting instructions to vote online. You may vote online until 11:59PM EST the day before the meeting.

Telephone:

To vote by telephone, call toll-free 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You will need the control number on the enclosed proxy voting instructions to vote by telephone. You may vote by telephone until 11:59PM EST the day before the meeting.

Mail:

To vote by mail, please send your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible.

Revocation:

You have the power to revoke your proxy at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company’s principal executive office or by entering new instructions by internet or telephone. You can also revoke a filed proxy by attending the meeting and voting in person.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of the Company’s Common Stock, Class A Common Stock and of all shares outstanding as of April 30, 2016 by (i) each of the directors and director nominees named herein, (ii) each of the named executive officers listed in the summary compensation table and (iii) all current officers and directors as a group. Other than as noted below, the Company is not aware of any person, who, or as group which, beneficially owns more than five percent (5%) of any class of the Company’s equity securities as of April 30, 2016. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable).

Beneficial Ownership of Equity Securities

	Number of Shares Owned		Ownership Percentage of	Ownership Percentage of	Ownership Percentage of	Option/	Ownership Percent Assuming
		Class A	Common Stock	Class A Stock	All Shares	Warrant Shares	Option/Warrant
Name	Common Stock	Common Stock	Outstanding	Outstanding	Outstanding	(exercis-able within 60 days)	Exercise (within 60 days)

Sardar Biglari (2) (6)	776,259	—	12.9%	—%	11.1%	75,000	12.0%
Philip Cooley	—	—	—%	—%	—%	75,000	1.1%
S. David Fineman	—	—	—%	—%	—%	75,000	1.1%
Lance Funston (1) (6)	19,958	967,702	0.3%	100%	14.1%	1,892,744	32.4%
Stephen A. Heit	31,805	—	0.5%	—%	0.5%	35,000	0.9%
Christopher Hogg	—	—	—%	—%	—%	75,000	1.1%
Richard Kornhauser (7)	192,361	—	3.2%	—%	2.7%	20,000	3.0%
Linda Schein	—	—	—%	—%	—%	—	—%
Renaissance Technologies, LLC (3)	324,500	—	5.4%	—%	4.6%	—	4.6%
Officers/Directors/Nominees As a Group (6 persons)	828,022	967,702	13.7%	100.0%	25.6%	2,227,744	43.6%

(1)
Includes 19,958 shares of Common Stock owned directly by Mr. Funston and 967,702 shares of Class A Common Stock owned by Capital Preservation Holdings, LLC which is controlled by Lance Funston. Mr. Funston is also the sole member of Capital Preservation Solutions, LLC and may be deemed to own the 1,892,744 shares underlying the warrant held by Capital Preservation Solutions, LLC, as reported in this table. Mr. Funston may be deemed to benefically own the 2,860,446 shares held by these entities collectively, representing 32.4% of all of the outstanding shares of the Company.

(2)
Based on information contained in Schedule 13-D/A filed on October 6, 2015 with the SEC by Biglari Capital Corp ("BCC") and the Form 4 filed February 23, 2016. BCC is the general partner of The Lion Fund, L.P. (the "Lion Fund") which directly owns 776,259 shares of Company Common Stock. Sardar Biglari is the founder, Chairman and Chief Executive Officer of BCC and has investment discretion over the securities owned by The Lion Fund. The principal business address of each of Sardar Biglari, BCC and The Lion Fund is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

(3)	Based on information contained in the Schedule 13G/A, filed on February 11, 2016 with the SEC by Renaissance Technologies LLC. Their principal address is 800 Third Avenue, New York, New York 10022.

(4)
Capital Preservation Solutions, LLC is owned by Lance Funston. On September 5, 2014, the Company entered into a Loan and Security Agreement (the “Agreement”) with Capital Preservation Solutions, LLC (“Capital”) for a $5,000,000 working capital line of credit and a term loan for working capital purposes not to exceed $1,000,000. Contemporaneously with the signing of the Agreement, the Company issued a Warrant to Purchase Common Stock (the “Warrant”) to Capital whereby Capital may acquire upon exercise of the Warrant 1,892,744 shares of the Company’s Common Stock. The Warrant may be exercised in whole or in part at any time during the exercise period which is five years from the date of the Warrant. The Warrant bears a purchase price of $3.17 per share, subject to adjustments. The loan under the Agreement was paid in full on December 4, 2015.

(5)
The number of “Option /Warrant Shares” represents the number of shares that could be acquired upon exercise of unexercised options/warrants; and the percentage ownership figure denominated “Assuming Option/Warrant Exercise” assumes, per person, that unexercised options/warrants have been exercised and, thus, that subject shares have been purchased and are actually owned. In turn, the “assumed” percentage ownership figure is measured, for each owner, as if each had exercised such options, and purchased subject ‘option shares,’ and thus increased total shares actually outstanding, but that no other option owner had ‘exercised and purchased.’

(6)
On November 14, 2014, Lance T. Funston entered into an agreement with the Lion Fund and, for certain limited purposes, Sardar Biglari and Philip L. Cooley (the “Agreement”). The Lion Fund holds 776,259 shares of the Company’s Common Stock (the “TLF Shares”), and Mr. Biglari is the founder, Chairman and Chief Executive Officer of Biglari Capital Corp., the Lion Fund’s general partner. The TLF Shares are held subject to the Agreement, the terms of which grant the Lion Fund the right to sell all or a portion of the TLF Shares to Mr. Funston or his affiliate at a purchase price of $6.00 per share for a period of 30 days after the Restricted Period End Date (as defined below). Pursuant to the Agreement, the Lion Fund has agreed to certain transfer restrictions on the TLF Shares until the earlier of (a) January 1, 2018 and (b) the occurrence of specified extraordinary transactions, including (i) the execution of a definitive agreement for, or the public announcement of, a sale of the Company in which stockholders will receive less than $6.00 per share (subject to adjustment for stock splits and combinations, stock dividends and similar transactions), or (ii) the bankruptcy of the Company (such earlier date, the “Restricted Period End Date”). The Lion Fund further agreed that, until the Restricted Period End Date, it would vote the TLF Shares in accordance with the Board’s recommendation on any proposal presented to stockholders.  For additional information, see the Schedules 13D/A filed by Mr. Funston and the Lion Fund on November 14, 2014.

(7)	Richard Kornhauser resigned as Chief Executive Officer and President in January 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires our executive officers and directors and beneficial owners of more than ten percent of the Company's Common Stock to file reports regarding ownership of the Company's Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based solely on a review of these filings, the Company believes that all filings were timely made in fiscal 2015, except for a late form 4 filed by Richard Kornhauser, the Company's former Chief Executive Officer on July 23, 2015 reporting one stock purchase, a late form 3 filed by David Fineman, a director of the Company on March 21, 2016 and a late form 3 filed by Christopher Hogg, a director of the Company on May 11, 2016.

EXECUTIVE OFFICERS OF THE COMPANY
The following individuals are the current executive officers of the Company:

Chief Executive Officer: Lance T. Funston, 73 years old is the Company's Chairman of the Board and Chief Executive Officer. Mr. Funston was appointed as our Chief Executive Officer in January 2016. He has served as a member of our Board of Directors and as Chairman of the Board since August 2015. Mr. Funston also serves as Chairman and CEO of Ultimark Products, LLC which he founded in 2000. Ultimark Products is a consumer products company that manufactures and distributes Prell®, Denorex®, Zincon® and Porcelana®. In 1993 Mr. Funston founded TelAmerica Media, a media aggregator representing over 90% of the cable television industry. In 2008, 85% of Tel America Media was sold to Cross MediaWorks, Inc., and the balance was sold to the Lee Group in 2013. Mr. Funston attended the University of Houston and received his Bachelor of Science degree in 1967. In 1967, Mr. Funston was appointed Assistant to the Director of the Federal Deposit Insurance Corporation by President Lyndon Johnson, and subsequently as special assistant to a governor of the Federal Reserve Board. Mr. Funston attended Harvard Business School, receiving his MBA in 1970. During his tenure at Harvard, he founded Portfolio Management Systems Incorporated, which developed investment management systems for major financial institutions including: John Hancock, Fidelity Mutual, American General, Sun Life, and Bank of America. In 1973 Portfolio Management created a private real estate equity fund in Houston, Texas and developed residential and commercial properties during a 10 year period. He also served as a board member of the United States Bobsled and Skeleton Federation from 1992 to 1996. In 2007, Lance and his wife, Christina, founded the Save a Mind Foundation, a 501(c)3 federal non-profit organization that assists at-risk youth in grades 5-8 to stay in school with their innovative Win/Win Program.

President and Chief Operating Officer: Douglas Haas, 49 years old, was appointed as our President and Chief Perating Officer in April 2016. Mr. Haas was formerly President and Chief Operating Officer of Ultimark Products, Inc. which he joined in 2004. Ultimark Products is a consumer products company that manufactures and distributes Prell®, Denorex®, Zincon®, and Porcelana®. Lance Funston, who is the Company’s Chairman of the Board and Chief Executive Officer is also Chairman of the Board and Chief Executive Officer of Ultimark. Mr. Haas has spent over 25 years working for specialty manufacturing companies in many different key roles.

Chief Financial Officer, Principal Accounting Officer and Executive Vice President: Stephen A. Heit, 61 years old, joined CCA in May 2005 as Executive Vice President —Operations. and was appointed Chief Financial Officer in March 2006. Prior to that he was Vice President — Business Strategies for Del Laboratories, Inc., a consumer products company that was listed on the American Stock Exchange, from 2003 to 2005. Mr. Heit served as President of AM Cosmetics, Inc. from 2001 to 2003 and as Chief Financial Officer from 1998 to 2003. From 1986 to 1997 he was the Chief Financial Officer of Pavion Limited, and also served on the Board of Directors. He served as a Director of Loeb House, Inc., a non-profit organization serving mentally handicapped adults from 1987 to 1995, and Director of Nyack Hospital Foundation from 1993 to 1995. He received a Bachelor of Science from Dominican College in 1976, with additional graduate work in Professional Accounting at Fordham University, and received an MBA in accounting from the University of Connecticut Graduate Business School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation earned in the 2015, 2014 and 2013 fiscal years by the Company's named executive officers for fiscal 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Richard Kornhauser, (4)	2015	540,000	—	170,190	51,273	761,463
Former Chief Executive	2014	456,000	150,000	119,120	29,608	754,728
Officer and President	2013	58,846	—	—	—	58,846
Stephen A. Heit,	2015	292,014	—	59,567	39,518	391,099
Executive Vice President and	2014	264,948	24,000	—	35,582	324,530
Chief Financial Officer	2013	250,000	—	—	30,344	280,344

(1)	Bonus amounts represent amounts earned in each respective fiscal year, not necessarily paid in each year.

(2)
Represents the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the fair value of the fiscal 2015 awards may be found in Note 16 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K filed on February 29, 2016.

(3)
Includes the personal use value of Company leased automobiles and the value of Company‑provided health insurance that is made available to all employees. Please see "Employment Contracts/Compensation Program" below for further information regarding the compensation of Richard Kornhauser and Stephen A. Heit.

(4)
Richard Kornhauser was named Chief Executive Officer and President in October 2013 and resigned in January 2016. Lance T. Funston was appointed by the Board of Directors as Chief Executive Officer in January 2016 at a base salary of $350,000 per annum. Included in the "Option Awards" column for Mr. Kornhauser is $170,190 for the fair market value of stock options granted in fiscal 2015. The fiscal 2015 stock options granted to Mr. Kornhauser were subsequently forfeited.

Executive Compensation Principles - Compensation Committee

The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance. In applying these principles the Compensation Committee of the Board of Directors, comprised of Philip Cooley, S. David Fineman and Christopher Hogg, has established a program to:

•	Reward executives for long‑term strategic management and the enhancement of shareholder value.

•	Integrate compensation programs aligned with both the Company's annual and long‑term strategic planning.

•	Support a performance‑oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

The Compensation Committee has a charter, which may be found in the Investor Relations section of the Company's web site, www.ccaindustries.com under Corporate Governance. Compensation, including annual bonus amounts, for the executive officers named in the Summary Compensation Table (other than the Chief Executive Officer), are recommended by the Chief Executive Officer, and approved by the Compensation Committee and the Board of Directors. The Compensation Committee approves the compensation of the Chief Executive Officer.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table summarizes the number of securities underlying outstanding equity awards for the Company's named executive officers as of November 2015:

Name	Grant Date (2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date
Richard Kornhauser	2/1/2014	20,000	80,000	3.40	1/31/2019
Richard Kornhauser (3)	1/5/2015	—	100,000	3.48	1/5/2025
Stephen A. Heit (3)	1/5/2015	—	35,000	3.48	1/5/2025

(1)	Mr. Kornhauser forfeited 80,000 shares granted February 1, 2014 and 100,000 shares granted January 5, 2015 as reflected in the "unexercisable" column upon his resignation in January 2016.

(2)	The options vest in equal 20% increments commencing one year after the date of grant, and for each of the four subsequent anniversaries of such date.

(3)	The incentive stock options granted by the Company on January 5, 2015 were at $3.48 per share, which was the closing price of the Company's stock on the date of the grant.

Employment Contracts/Compensation Program

The Compensation Committee (the "Committee") determines the level of salary and bonuses, if any, for key executive officers of the Company. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance, and bonuses, if any, are awarded by the Committee and approved by the independent directors of the Board of Directors in consideration of the employee's performance during the fiscal year and, except for the Company's Chief Executive Officer, upon the recommendation of the Company's Chief Executive Officer.

On March 21, 2011, the Committee, acting on behalf of the Company, entered into an Employment Agreement with Stephen A. Heit (“Executive”). Pursuant to his Employment Agreement, Mr. Heit was engaged to continue to serve as the Company's Executive Vice President and Chief Financial Officer.

The initial term of employment under the Employment Agreement ran from March 21, 2011 through December 31, 2013, with successive one-year renewal terms thereafter unless the Company or the Executive chooses not to renew the Employment Agreement. Mr. Heit's contract was automatically renewed for 2016.

Under the Employment Agreement, the base salary of Mr. Heit was established at $250,000 per annum and subject to increase each year at the discretion of the Company's Board of Directors. Mr. Heit's base salary was increased to $280,000, effective October 1, 2014. The Employment Agreement also provide for eligibility to receive an annual performance-based bonus and to participate in Company equity compensation plans. In addition, the executive will receive an automobile allowance, health insurance and certain other benefits. In the event of termination of the Employment Agreement as a result of the disability or death, the executive (or his estate or beneficiaries) shall be entitled to receive all base salary and other benefits earned and accrued until such termination as well as a single-sum payments equal to the executive's base salary and a single-sum payment equal to the value of the highest bonus earned by the executive in the one-year period preceding the date of termination pro-rated for the number of days served in that fiscal year. If the Company terminates the executive for Cause (as defined in the Employee Agreement), or the executive terminates his employment in a manner not considered to be for Good Reason (as defined in the Employee Agreement), the executive shall be entitled to receive all base salary and other benefits earned and accrued prior to the date of termination. If the Company terminates the executive in a manner that is not for Cause or due to executive's death or disability, the executive terminates his employment for Good Reason, or the Company does not renew the Employment Agreement after December 31, 2013, the executive shall be entitled to receive a single-sum payment equal to his unpaid base salary and other benefits earned and accrued prior to the date of termination and a single-sum payment of an amount equal to three times the average of the base salary amounts paid to executive over the three calender years prior to the date of termination. In addition, the executive is entitled to certain benefits in connection with a Change of Control (as defined in the Employee Agreement). If the Executive terminates his employment with the Company within the one year period following a Change of Control ("Transition Period"), such termination will be deemed a termination for Good Reason. If during the Transition Period the Company terminates the Executive's employment, the Executive terminates his employment for Good Reason or the Employment Agreement is not renewed, then all outstanding unvested equity awards held by the Executive shall immediately vest.

Under the Employment Agreement, the executive agreed to non-competition restrictions for a period of six months following the end of the term of his Employment Agreement, during which period the executive will be paid, in addition to the severance amounts described above, an amount equal to his base salary for a period of six months, and an amount equal to the pro rata share of any bonus attributable to the portion of the year completed prior to the date of termination. The executive has also agreed to confidentiality and non-solicitation restrictions under the Employment Agreements.

The foregoing summary of the Employment Agreement is qualified in their entirety by the full text of the Employment Agreement, a copy of which may be found in the Company's Form 8-K that was filed with the SEC on March 21, 2011.

In October 2013, Richard Kornhauser was appointed as Chief Executive Officer and President with a salary of $450,000 per annum. Mr. Kornhauser resigned in January 2016. There was no employment contract with Mr. Kornhauser at the time of his resignation. Pursuant to a settlement agreement and general release entered into between the Company and Mr. Kornhauser, the Company will pay Mr. Kornhauser a total severance of $280,000 in four payments of $70,000.

In January 2016, Lance T. Funston was appointed as Chief Executive Officer with a salary of $350,000 per annum. In April 2016, Douglas Haas was appointed as President and Chief Operating Officer was a salary of $250,000 per annum. the Company has not entered into employment contracts with either Mr. Funston or Mr. Haas.

Equity Plans

Incentives may be provided through the issuance of stock options or other equity awards, as determined in the discretion of the Board of Directors.

On June 15, 2005, the shareholders approved an amended and restated Stock Option Plan amending the 2003 Stock Option Plan (the “Plan”). The Plan authorized the issuance of up to one million shares of common stock (subject to customary adjustments set forth in the plan) pursuant to equity awards, which may take the form of incentive stock options, nonqualified stock options restricted shares, stock appreciation rights and/or performance shares. The plan expired in April, 2015. On August 13, 2015, the shareholders approved the 2015 CCA Industries, Inc. Incentive Plan(the "2015 Plan"). The 2015 Plan authorizes the issuance of up to 700,000 shares of common stock (subject to customary adjustments set forth in the plan) pursuant to equity awards, which may take the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares and cash awards.

The Plan and the 2015 Plan are administered and interpreted by the Board of Directors. Where issuance to a Board member is under consideration, that member must abstain. The Board has the power, subject to plan provisions, to determine the persons to whom and the dates on which awards would be granted, the amount and vesting or exercise provisions of awards, and other terms. The Board has the power to delegate administration to a committee of not less than two (2) Board members, each of whom are required to be a “non-employee director” within the meaning of Rule 16b‑3 under the Exchange Act. Members of the Board receive no compensation for their services in connection with the administration of the Plan.

The Plan and 2015 Plan permit the exercise of options for cash, or such other method as the Board may permit from time to time. The maximum term of each option is ten (10) years. No option granted is transferable by the optionee other than upon death.

The exercise price of all options must be at least equal to one hundred percent (100%) of the fair market value of the underlying stock on the date of grant. The aggregate number of shares for which any one employee may have been granted incentive stock options in any calendar year may not exceed 500,000 shares. The exercise price of an incentive stock option granted to any participant who owns stock possessing more than ten percent (10%) of the voting rights of the Company's outstanding capital stock must be at least one hundred-ten percent (110%) of the fair market value on the date of grant. As of November 30, 2015, there were 104,000 outstanding stock options under the Plan and no outstanding stock options under the 2015 Plan.

Retirement Benefits

The Company has adopted a 401(k) Profit Sharing Plan that covers all employees with over one year of service who have attained age 21, including the current executive officers named in the Summary Compensation Table. Employees may make salary reduction contributions up to twenty-five percent of compensation not to exceed the federal government limits. The Plan allows for the Company to make discretionary contributions. For all fiscal periods reflected in the Summary Compensation Table, the Company did not make any contributions.

CORPORATE GOVERNANCE

Board Leadership Structure

The Chairman of the Board of Directors and Chief Executive Officer of the Company is Lance T. Funston. Douglas Haas serves as President and Chief Operating Officer and Stephen A. Heit serves as Executive Vice President, Chief Financial Officer and Corporate Secretary. Philip Cooley, an independent director, serves as Chairman of the Audit and Compensation Committees, and S. David Fineman serves as Chairman of the Nominating Committee.

The Board of Directors believes that it is currently in the best interests of the Company and shareholders for the Company's Chief Executive Officer to serve as Chairman of the Board. Our independent directors bring different perspectives, experience, oversight and expertise from outside the Company while the Chief Executive Officer brings Company specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer also facilitates flow of information between the Board and management. The Board of Directors has not appointed a lead director.

The Board of Directors currently consists of six members with one vacancy. Four of the current board members are independent. Members of the Board of Directors are kept informed of the Company’s operations by reviewing materials provided to them, visiting the Company’s offices, speaking to the executives of the Company and by attending meetings of the Board and its committees. Executive sessions with only the independent directors in attendance are held at least once per year.

The Board of Director’s leadership structure is designed so that the independent directors exercise oversight over the Company’s key issues related to strategy and risk. A detailed annual budget is presented and approved by the directors, including plans for media expenditures. Revised forecasts for the fiscal year are presented to the directors as circumstances dictate.

Risk Oversight

The Company does not have a risk management committee. Risk oversight is performed by the entire Board of Directors. The Board considers risk levels in various areas of operation of the Company, including, but not limited to, legal and litigation issues, investments in marketable securities, accounts receivable and inventory levels, returns of product, and proposed new products. Philip Cooley, the Chairman of the Audit Committee, is in regular communication with Stephen A. Heit, the Company’s Executive Vice President and Chief Financial Officer, reviewing the Company’s internal controls, compliance with the Sarbanes-Oxley Act, the Company’s financial results and compliance with the Company’s Standard of Business Conduct. All employees, including the executive officers, are required to comply with the Company’s Standard of Business Conduct. A copy of the Standard of Business Conduct is available under Corporate Governance in the Investor Relations section of the Company website www.ccaindustries.com. The Board believes that the oversight by members of the Board over the Company and its management provides effective risk management of the Company’s operations.

Code of Conduct

The Company has adopted the Standard of Business Conduct (our code of ethics), which applies to all directors and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. A copy of the Standard of Business Conduct may be found in the Investor Relations section of the Company’s web site, www.ccaindustries.com, under Corporate Governance. The Company intends to disclose any substantive amendments to the Standard of Business Conduct as well as any waivers from provisions with respect to our Chief Executive Officer, Chief Financial Officer, or any other principal accounting officer, controller, and any other executive officer or Board member, at the same web site location.

Director Independence

Sardar Biglari, Philip Cooley, S. David Fineman and Christopher Hogg are deemed by the Board of Directors to be “independent” members of the Board of Directors, as determined in accordance with Section 803(a) of the NYSE MKT stock exchange rules and applicable SEC rules. Stanley Kreitman, Josephine Belli, Robert Lage and Jonathan Rothschild who also served on the Board of Directors for a portion of fiscal 2015, were also independent directors.

There were no related party transactions that occurred between the Company and any of the independent directors, and there were no transactions, relationships or arrangements not disclosed under “Transactions with Related Persons” that were considered by the Board under the applicable independence definitions in determining that the director is independent.

Board Meetings

During fiscal year 2015, the Board of Directors held eight meetings (four meetings in person and four additional meetings by conference call), the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating Committee held one meeting. All of the directors attended 100% of all of the meetings of the Board and 100% of the respective committee meetings of the Board of which they were members.

All of the Company’s directors were present at the last annual meeting. The Company does not have a policy with regards to directors’ attendance at annual shareholder meetings.

Committees of the Board

The following chart shows the standing committees of the Board of Directors and their members:

	AUDIT	COMPENSATION	NOMINATING
Sardar Biglari
Philip Cooley	X	X
David Fineman	X	X	X
Lance T. Funston
Stephen Heit
Christopher Hogg		X	X

Audit Committee

The Company has an Audit Committee comprised solely of independent directors. Philip Cooley serves as Chairman of the Audit Committee. Mr. Cooley, a retired Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas and David Fineman, an attorney, are deemed by the Board of Directors to be “audit committee financial experts” as defined by the SEC rules and are “financially sophisticated” as defined by NYSE-MKT rules.

The Audit Committee is appointed by the Board to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors. It is the Audit Committee’s responsibility to select, retain or terminate the Company’s independent registered public accounting firm, who audit the Company’s financial statements, and to prepare the Audit Committee report that the SEC requires to be included in the Company’s annual meeting proxy statement. As part of its activities, the Audit Committee meets with the Company’s independent registered public accounting firm at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the independent registered public accounting firm's comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Regarding fiscal 2015, the Audit Committee (a) reviewed and discussed the Company’s audited financial statements with management; (b) received and discussed the information required to be discussed, pursuant to auditing standards and SEC regulations with the Company’s independent auditors; (c) received written disclosures regarding the independent auditor's communication with the Audit Committee concerning independence, and the letter concerning same, from the independent auditors as required by the Public Company Accounting Oversight Board; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015.

An Audit Committee Charter was adopted by the full Board of Directors. A copy of the Audit Committee Charter can be found in the Investor Relations section of the Company’s website at www.ccaindustries.com.

Compensation Committee

The Company has a compensation committee comprised solely of independent directors. Christopher Hogg serves as Chairman of the Compensation Committee.

The functions of the Compensation Committee include evaluating the performance of the Chief Executive Officer, and other executive officers of the Company, and, based on this evaluation, reviewing and recommending to the Board the compensation of the Chief Executive Officer and the Company’s other executive officers; making recommendations to the Board of Directors with respect to compensation of non-management directors; determining and administering, the Company’s compensation plans; and performing other related functions specified in the Committee’s charter. See "Employment Contracts/Compensation Program" above for additional information regarding the Compensation Committee.

A Compensation Committee Charter was adopted by the full Board of Directors. The charter was amended by the Board of Directors on May 23, 2011. A copy of the amended Committee Charter can be found in the investor relations section of the Company’s web site at www.ccaindustries.com.

Nominating Committee

The Company has a nominating committee comprised solely of independent directors. David Fineman serves as Chairman of the Nominating Committee. The Board of Directors has directed the nominating committee to recommend directors to stand for election by the Common Stock shareholders at the Annual Meeting of Shareholders. The Board of Directors makes the final decision as to the directors who will stand for election.

The Nominating Committee’s responsibilities include, among other things, identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of shareholders, and identifying and recommending nominees to fill any vacancy, however created, in the Board.

Nominees for director are selected on the basis of broad experience and diversity, which includes differences of viewpoint, professional experience, education, skill and other individual qualities. In addition, integrity, the ability to make independent analytical inquiries, an understanding of the Company’s business environment with particular emphasis on consumer products and the Company’s retail partners, and a willingness to devote adequate time to Board of Director duties are also considered. The Committee may consider candidates proposed by management or shareholders but is not required to do so. Except as described in the next paragraph, the Committee does not have any formal policy with regard to the consideration of any director candidates recommended by the security holders or any minimum qualifications, diversity or specific procedure for identifying and evaluating nominees for director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time.

Shareholders who wish to recommend candidates for consideration by the Nominating Committee for Board membership may do so by writing to CCA Industries Inc., Attention: Nominating Committee, 65 Challenger Road, Suite 340, Ridgefield Park, New Jersey 07660. To be considered for the 2017 Annual Meeting, such recommendations must be received by the Company no earlier than February 22, 2017 and no later than March 24, 2017. Any such proposal shall contain the name, Company security holdings and contact information of the person making the nomination; the candidate's name, address and other contact information; any direct or indirect holdings of the Company's securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the Company and/or the shareholder submitting the nomination; any actual or potential conflicts of interest; the nominee's biographical data, current public and private company affiliations, employment history and qualifications and status as "independent" under applicable securities laws and stock exchange requirements as well as any other information required to be provided for shareholder nominations under to Section 2.5 of the Company’s Amended and Restated Bylaws. Director candidates recommended by shareholders will receive the same consideration as other nominees.

Communications with Directors

Shareholders of the Company who wish to communicate with the Board or any individual director can write to CCA Industries, Inc., Investor Relations, 65 Challenger Road, Suite 340, Ridgefield Park, New Jersey 07660 or send an email to boardofdirectors@ccaindustries.com.  Your letter or email should indicate that you are a shareholder of the Company.  Depending on the subject matter of your inquiry, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a shareholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.  At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting director.

TRANSACTIONS WITH RELATED PERSONS

The Company’s policy regarding transactions with related persons requires transactions with related persons to be reviewed and approved or ratified by the independent members of the Company’s Board of Directors as well as by the Company’s Chief Executive Officer and Chief Financial Officer. In this regard, all such transactions are first discussed with the Chief Executive Officer and the Chief Financial Officer for an initial determination of whether such further related person transaction review is required. The Company utilizes the definition of related persons under applicable SEC rules, defined as any executive officer, director or nominee for director of the Company, any beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, or any immediate family member of any such person. In reviewing these transactions, the Company strives to assure that the terms of any agreement between the Company and a related party is at arm’s length, fair and at least as beneficial to the Company as could be obtained from third parties. The independent members of the Board of Directors, in its discretion, may consult with third party appraisers, valuation advisers or brokers to make such determination.

On September 5, 2014, the Company entered into a Loan and Security Agreement (the “Agreement”) with Capital Preservation Solutions, LLC (“Capital”) for a $5,000,000 working capital line of credit and a term loan for working capital purposes not to exceed $1,000,000. Capital Preservation Solutions, LLC is owned by Lance Funston, our Chief Executive Officer and Chairman of the Board, who also is the managing partner of Capital Preservations Holdings, LLC which owns common stock and all of the Company's Class A common stock (see above under "Security Ownership of Management and Other Certain Beneficial Owners" for additional information). Contemporaneously with the signing of the Agreement, the Company issued a Warrant to Purchase Common Stock (the “Warrant”) to Capital whereby Capital may acquire upon exercise of the Warrant 1,892,744 shares of the Company’s Common Stock. The Warrant may be exercised in whole or in part at any time during the exercise period which is five years from the date of the Warrant. The Warrant bears a purchase price of $3.17 per share, subject to adjustments. The working capital line of credit and term loan were recorded on the consolidated balance sheet as of November 30, 2015 as from a related party. Interest and amortized financing costs in the amount of $1,735,967 was incurred to Capital and is recorded on the consolidated statement of operations for the year ended November 30, 2015 as interest expense from a related party. The working capital and term loan under the Agreement was paid in full on December 4, 2015, and the Agreement expired on December 5, 2015.

The Company signed an agreement in December 2014 with Funston Media Management Services, Inc. ("Funston Media"), which is owned by Lance Funston. The agreement provided for Funston Media to provide consumer advertising purchasing services and brand management for a fee equal to 7.5% of the advertising costs with a minimum fee of $256,200 for the contract period. The agreement also required the Company to pay a monthly management fee of $15,000, which was amended to $5,000 per month for the contract period. The agreement ended on November 19, 2015. The Company incurred costs in the amount of $316,200 for the 2015 fiscal year, of which $136,200 remains unpaid and is recorded as an accrued expense on the consolidated balance sheet as of November 30, 2015. The Company signed a new agreement with Funston in April 2016 to provide consumer advertising purchasing services and brand management for a fee equal to 10.0% of the advertising costs, with an effective date of December 1, 2015. The new agreement provides for no minimum fee or monthly management fee.

The Company has not entered into, or proposed to enter into, any other transactions, other than as disclosed above, since the beginning of the Company’s last fiscal year, in which any related person had or will have a direct or indirect material interest.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The seven directors named herein are nominated to be elected to the Company’s Board of Directors. All directors are subject to one-year terms and annual election. Four directors are elected by the holders of Class A Common Stock and three directors are elected by the holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and qualified, or until death, resignation or removal. Each of the director nominees has agreed to be named in this proxy statement and to serve if elected. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted, to the extent permitted by applicable law, for another person nominated as a substitute by the Board.

The four nominees for election by the holders of the Company’s Class A Common Stock are Sardar Biglari, Philip Cooley and Christopher Hogg, all of whom are current directors, and Linda Shein who is a new director nominee. The three nominees for election by the holders of Common Stock are Lance T. Funston, S. David Fineman and Stephen A. Heit, all of whom are current directors and were recommended for election by the Nominating Committee of the current Board of Directors.

The following table summarizes information with respect to the nominees:

Name	Age	Director Since
Class A Common Stock Nominees:
Sardar Biglari *	38	2011
Philip Cooley *	72	2011
Christopher Hogg	57	2015
Linda Shein	55
Common Stock Nominees:
S. David Fineman	70	2015
Lance T. Funston	73	2015
Stephen A. Heit	60	2014

*
Mr. Biglari and Dr. Cooley served on the Board from August 2011 until their resignations in July 2014. Mr. Biglari and Dr. Cooley were thereafter appointed to the Board by the Company's Class A Common Stock holder in October 2015.

Set forth below is additional information regarding all nominees for director, including information concerning their principal occupations and certain other directorships.

Class A Common Stock Nominees

No vote or proxy is solicited in respect of the nominees to be elected by the holders of Class A Common Stock, since Lance Funston controls all of the shares of Class A Common Stock, and has proposed Sardar Biglari, Philip Cooley and Linda Shein for election and Christopher Hogg for re-election to the Board of Directors.

Sardar Biglari

Sardar Biglari, 38 years old, is Founder, Chairman and Chief Executive Officer of Biglari Holdings Inc. (“Biglari Holdings”), a diversified holding company. Mr. Biglari is also Founder, Chairman and Chief Executive Officer of Biglari Capital Corp., general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment funds, and has served in this role since its inception in 2000. On November 14, 2014, Lance T. Funston entered into an agreement with the Lion Fund, L.P. and, for certain limited purposes, Sardar Biglari and Philip L. Cooley (the “Agreement”).  The Agreement provided that if the Company’s Board of Directors nominates Messrs. Biglari and Cooley to the Board, they will accept the nomination and serve on the Board upon their election.  See footnote 6 to the beneficial ownership table above under "Security Ownership of Management and Other Certain Beneficial Owners" for additional information regarding the Agreement.

Director Qualifications

•	Extensive managerial and investing experience in a broad range of businesses.

•	Experience serving on the board of directors of public companies.

•	Deemed by the Board of Directors to be an "audit committee financial expert" as defined by the SEC rules and "financially sophisticated" as defined by the NYSE MKT rules.

Philip L. Cooley
Philip L. Cooley, 72 years old, has served as Vice Chairman of the Board of Biglari Holdings Inc. since April 2009 and as a director since March 2008. He was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Dr. Cooley has served as an advisory director of Biglari Capital Corp., general partner of The Lion Fund, L.P., since 2000 and as Vice Chairman and a director of Western Sizzlin Corporation from March 2006 and December 2005, respectively, until its acquisition by Biglari Holdings Inc. in March 2010. Dr. Cooley earned a Ph.D. from Ohio State University, a MBA from the University of Hawaii and a BME from the General Motors Institute. Dr. Cooley is past president of the Eastern Finance Association, and serves on its board, and of the Southern Finance Association. He also serves on the board of the Financial Literacy of South Texas Foundation. On November 14, 2014, Lance T. Funston entered into an agreement with the Lion Fund, L.P. and, for certain limited purposes, Sardar Biglari and Philip L. Cooley (the “Agreement”).  The Agreement provided that if the Company’s Board of Directors nominates Messrs. Biglari and Cooley to the Board, they will accept the nomination and serve on the Board upon their election.  See footnote 6 to the beneficial ownership table above under "Security Ownership of Management and Other Certain Beneficial Owners" for additional information regarding the Agreement.
Director Qualifications

•	Extensive business and investment knowledge and experience.

•	Experience serving on the boards of directors of public companies.

•	Author of more than 60 articles on financial topics, his work has appeared in the Journal of Finance, Journal of Business and others. He also has authored several books in finance.

•	Deemed by the Board of Directors to be an "audit committee financial expert" as defined by the SEC rules and "financially sophisticated" as defined by the NYSE MKT rules.

Christopher Hogg
Christopher Hogg, 57 years old, has been the entrepreneurial prime mover behind a number of businesses in the consumer financial services industry. His experience is based in the corporate insurance, consumer debt recovery, retail financial services, payroll and payments transaction services and consumer finance industries. Chris is currently Chairman of a new start up Insurance Company, Agency Bonding Captives Inc. underwriting Surety Guarantee and Contract Bonding business throughout the USA and is in the process of acquiring an existing licensed insurer. Chris is a managing member of Global IT Sales LLC which currently is the controlling shareholder of Innovant Investment Group LLC. Innovant acquired 75% of EmployeeMax in June 2015, a payroll and HR services company with offices in Pennsylvania, Virginia and Texas.
Director Qualifications

•	Extensive experience in the digital media and technology business

•	Leadership role in publicly held company

Linda Shein
Linda Shein, 55 years old, has served as the Managing Director of the Baker Retail Center within The Wharton School, University of Pennsylvania, a leading retail, fashion and e-commerce think tank, since September 2013. Linda also serves on the board of directors of Weavers Way Co-op, a member-owned cooperative grocery store, and is a member of the audit committee. Previously, from September 2003 until September 2013, Linda was President of LBShein & Company, a marketing and merchandising consultancy in retail and e-commerce, and earlier served as general manager, Précis Division, and corporate vice president of Edison Brother Stores, Inc. Linda serves on the U.S. Advisory Board of the World Retail Congress. She earned an MBA from Harvard University and a B.S. in economics, magna cum laude, from The Wharton School, University of Pennsylvania.
Director Qualifications

•	Retail, e-commerce and marketing expertise

•	Corporate turnaround experience in retail environment

•	Board oversight and governance experience, including service on audit committee

Common Stock Nominees

The Nominating Committee is proposing Lance T. Funston, S. David Fineman and Stephen A. Heit for election by the holders of Common Stock at the Annual Meeting.

Lance T. Funston

Lance T. Funston, 73 years old is the Company's Chairman of the Board and Chief Executive Officer. Mr. Funston also serves as Chairman and CEO of Ultimark Products, LLC which he founded in 2000. Ultimark Products is a consumer products company that manufactures and distributes Prell®, Denorex®, Zincon® and Porcelana®. In 1993 he founded TelAmerica Media, a media aggregator representing over 90% of the cable television industry. In 2008, 85% of TelAmerica Media was sold to Cross MediaWorks, Inc., and the balance was sold to the Lee Group in 2013. Mr. Funston attended the University of Houston and received his Bachelor of Science degree in 1967. In 1967, Mr. Funston was appointed Assistant to the Director of the Federal Deposit Insurance Corporation by President Lyndon Johnson, and subsequently as special assistant to a governor of the Federal Reserve Board. Mr. Funston attended Harvard Business School, receiving his MBA in 1970. During his tenure at Harvard, he founded Portfolio Management Systems Incorporated, which developed investment management systems for major financial institutions including: John Hancock, Fidelity Mutual, American General, Sun Life, and Bank of America. In 1973 Portfolio Management created a private real estate equity fund in Houston, Texas and developed residential and commercial properties during a 10 year period. He also served as a board member of the United States Bobsled and Skeleton Federation from 1992 to 1996. In 2007, Lance and his wife, Christina, founded the Save a Mind Foundation, a 501(c)3 federal non-profit organization that assists at-risk youth in grades 5-8 to stay in school with their innovative Win/Win Program.
Director Qualifications

•	Extensive experience in the consumer products market segment

•	Substantial experience in television advertising

•	Demonstrated leadership of numerous companies and organizations

S. David Fineman
S. David Fineman, 70 years old, is a senior partner of the Philadelphia law firm of Fineman Krekstein & Harris. He previously served as the Chairman of the Public Policy Committee of the Urban Land Institute and continues to be a member. Mr. Fineman was appointed by the President of the United States and confirmed by the United States Senate in 1995 as one of nine Governors of the U.S. Postal Service and was Chairman of the Board of Governors from 2003 to 2005. He has served since 2010 as Chairman of the Board of DHL eCommerce USA, a wholly owned subsidiary of Deutsche Post, the largest mail consolidator of small parcels in the United States. He has been chosen by the United States District Court as a member of its Court-Annexed Early Mediation Program (from 1998 to present). In 2006 through 2014, Mr. Fineman was recognized among his peers and was named as one of Pennsylvania “Super Lawyers” for his expertise in Business Litigation and Government Relations. He graduated from The American University (1967) where he presently serves on the Advisory Committee to the School of Public Affairs, and received his law degree, with Honors, from The George Washington University (1970). He is presently a member of the Philadelphia, Pennsylvania and American Bar Associations and the Urban Land Institute.
Director Qualifications

•	Extensive legal experience as senior partner of a law firm.

•	Substantial corporate governance knowledge as Chairman of the Board of DHL eCommerce USA.

•	Deemed by the Board of Directors to be an "audit committee financial expert" as defined by the SEC rules and "financially sophisticated" as defined by the NYSE MKT rules.

Stephen A. Heit

Stephen A. Heit, 61 years old, joined CCA in May 2005 as Executive Vice President – Operations, and was appointed Chief Financial Officer in March 2006. He became a member of the board of directors in September 2014. Prior to that he was Vice President – Business Strategies for Del Laboratories, Inc., a consumer products company that was listed on the American Stock Exchange, from 2003 to 2005. Mr. Heit served as President of AM Cosmetics, Inc. from 2001 to 2003 and as Chief Financial Officer from 1998 to 2003. From 1986 to 1997 he was the Chief Financial Officer of Pavion Limited, and also served on the Board of Directors. He served as a Director of Loeb House, Inc., a non-profit organization serving mentally handicapped adults from 1987 to 1995, and Director of Nyack Hospital Foundation from 1993 to 1995. He received a Bachelor of Science from Dominican College in 1976, with additional graduate work in Professional Accounting at Fordham University, and received an MBA in accounting from the University of Connecticut Graduate Business School..

Director Qualifications

•	Extensive leadership experience in consumer products companies

•	Served on the board of directors of a consumer products company

•	Substantial financial experience

Required Vote

Directors are elected by the plurality of votes cast in person or by proxy, provided a quorum is present at the Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote in favor of each of the Common Stock nominees as proposed in this Proposal No. 1.

DIRECTOR COMPENSATION

Effective October 2014, the Board of Directors approved the following fees: Chairman of the Board - $4,000 per month with no additional compensation for board meetings; Chairman of the Audit Committee - $13,000 retainer per annum in addition to other director fees; Non-executive directors - $12,000 retainer per annum; Board meetings (other than the Chairman of the Board) - $2,000 for in-person meetings and no payment for attendance by telephone. Effective November 2015, the Board of Directors approved the following changes to director compensation: Chairman of the Audit, Compensation and Nominating Committees - $500 retainer per annum in addition to other director fees; Non-executive directors - $1,000 per in-person board meeting and no payment for attendance by telephone. The annual retainer for Chairman of the Board and non-executive directors was eliminated. The Board of Directors met four times in person during fiscal 2015, and four additional times by conference call, for an aggregate compensation of $107,833. There were no option awards to directors during fiscal 2015.

The following table summarizes the fees earned or paid in cash to each director, with respect to their service as directors, as well as option awards granted to certain directors, during fiscal 2015:

	Fees Earned or
Director	Paid in Cash ($)	Option Awards ($)	Total ($)
Josephine Belli (resigned October 9, 2015)	12,000	—	12,000
Sardar Biglari (appointed October 2, 2015)	2,000	—	2,000
Philip Cooley (appointed October 2, 2015)	2,000	—	2,000
S. David Fineman (appointed October 13, 2015)	1,000	—	1,000
Lance T. Funston (elected August 13, 2015)	2,000
Christopher Hogg (elected August 13, 2015)	3,000	—	3,000
Stanley Kreitman (departed October 2, 2015)	33,000	—	33,000
Robert Lage (departed October 2, 2015)	52,833	—	52,833
Jonathan Rothschild (resigned December 31, 2014)	1,000	—	1,000

Board members who are also officers are not separately compensated for their services as directors. Mr. Funston was appointed Chief Executive Officer of the Company in January, and accordingly will not receive any additional compensation as a director while he is an employee of the Company. Mr. Funston did receive compensation for his services on the Board of Directors during fiscal year 2015, prior to being appointed Chief Executive Officer in January 2016.

PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is required to submit a proposal to its shareholders for a non-binding advisory vote to approve the compensation of its named executive officers pursuant to Section 14A of the Exchange Act. The shareholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board of Directors.
Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our shareholders and intend to consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives the Company's shareholders an opportunity to express their views on the compensation of the Company's named executive officers as described in this proxy statement under the heading "Executive Compensation."
Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”
The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of a majority of the Company's outstanding shares present in person or by proxy and entitled to vote, provided a quorum is present at the Annual Meeting. Abstentions will be counted for the purpose of meeting the quorum requirements and will have the same effect as a vote against the approval of this proposal. Broker non-votes will be counted for the purpose of meeting the quorum requirements but will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote in favor of Proposal No. 2.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of BDO USA, LLP (“BDO”), as the Company’s independent registered public accounting firm, to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2016. The appointment shall continue at the pleasure of the Audit Committee. The Company is submitting the selection of BDO to its shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified by the shareholders of the Company, the Audit Committee may reconsider the selection of BDO as the Company's independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time it determines that a change would be in the best interests of the Company and our shareholders. BDO has acted as the Company’s auditors commencing with the review of the first quarter of fiscal 2012.

The Board of Directors expects that one or more representatives of BDO will be present at the meeting. Representatives of BDO will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

The ratification of the Board’s selection of BDO USA, LLP requires the affirmative vote of a majority of the Company's outstanding shares present in person or by proxy and entitled to vote, provided a quorum is present at the Annual Meeting. Abstentions will be counted for the purpose of meeting the quorum requirements and will have the same effect as a vote against the ratification of the Board’s selection of BDO USA, LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote in favor of Proposal No. 4.

SERVICES PROVIDED BY THE AUDITOR AND FEES PAID

Audit Committee Pre-Approval of Services

The Audit Committee pre-approved all audit and non-audit services provided to the Company in fiscal 2015 and 2014 by BDO. Under its charter, the Audit Committee must pre-approve all subsequent engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, before a independent registered public accounting firm is retained to audit our financial statements, such service and the associated fee, is approved by the Committee. At the beginning of the fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each subsequent Committee meeting, the Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting.

Audit Fees

BDO served as the Company’s independent registered public accounting firm for 2015 and 2014. The services performed by BDO in this capacity included conducting an audit in accordance with generally accepted audit standards of, and expressing an opinion on, the Company’s consolidated financial statements.

BDO’s fees for professional services rendered in connection with the audit and review of Forms 10-K and all other SEC regulatory filings were $191,750 for the 2015 fiscal year and $184,750 for the 2014 fiscal year. The Company has paid and is current on all billed fees.

Audit-Related Fees

There were no audit-related fees billed in fiscal 2015 or fiscal year 2014.

Tax Fees

Professional services rendered in connection with Federal and State tax return preparation and other tax matters for the 2015 fiscal year were $35,000, and for the 2014 fiscal year were $40,000.

All Other Fees

There were no other fees billed in fiscal years 2015 and 2014.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board operates pursuant to its charter, adopted by the Board of Directors.  Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company’s policies and legal requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements.

The Audit Committee’s responsibility is to engage the independent registered public accounting firm, monitor and oversee these accounting, financial and audit processes and report its findings to the full Board.  It also investigates matters related to the Company’s financial statements and controls as it deems appropriate.  In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm, as well as by other experts that the Committee hires.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2015 with management, who represented that the Company’s consolidated financial statements for fiscal 2015 were prepared in accordance with U.S. generally accepted accounting principles.  It discussed with BDO USA, LLP ("BDO"), the Company’s independent registered public accounting firm for fiscal 2015, those matters required to be discussed pursuant to Statement on Auditing Standards No. 16 , as amended.  The Committee has received from BDO written independence disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence and discussed with BDO its independence.

Based on the review of the representations of management, the discussions with management and the independent registered public accounting firm and the review of the Report of BDO to the Audit Committee, the Audit Committee recommended to the Board that the financial statements of the Company for fiscal year 2015 as audited by BDO be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Philip Cooley (Chairman)
S. David Fineman

*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

ADDITIONAL MATTERS
Other Matters

The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting, it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

When a shareholder votes over the telephone, internet or returns a duly executed proxy, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional material furnished. The proxy materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, email, fax, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Shareholder Proposals for the Year 2017

Under SEC proxy rules, if a shareholder wants the Company to include a proposal in its proxy statement and proxy card for the 2017 Annual Meeting of Shareholders, the proposal must be received by the Company no later than January 18, 2017.

Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2017 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such business which must be received by the Company no earlier than February 22, 2017 and no later than March 24, 2017. Nominations for director must be made in accordance with Section 2.5 of the Company’s Amended and Restated Bylaws and proposals for other business must be made in accordance with Section 2.4 of the Amended and Restated Bylaws. Proposals and other items of business should be directed to the attention of the Corporate Secretary at the Company’s principal executive offices.

Annual Report and SEC Filings

The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the United States Securities and Exchange Commission (“SEC”). Such reports, proxy statement and other information are available on the SEC’s website at www.sec.gov.

Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015, including financial statements and schedules included therein, without charge, by visiting the Investor Relations section of the Company’s website at www.ccaindustries.com or by sending a request in writing to the attention of the Corporate Secretary at the Company’s principal executive offices. Upon written request to the Company, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Company’s Annual Report on Form 10-K will be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).
By Order of the Board of Directors
/s/ Lance T. Funston
Lance T. Funston,
Chairman of the Board of Directors
Ridgefield Park, New Jersey May 18, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0

CCA INDUSTRIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Lance T. Funston and Stephen A. Heit, and each of them, as proxies and attorneys in fact, with full power of substitution, to represent and vote all shares of common stock of CCA Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the office of CCA Industries, Inc. 65 Challenger Road, Suite 340, Ridgefield Park, NJ on June 22, 2016 at 2 p.m., as directed on the reverse side upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CCA INDUSTRIES, INC. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED “FOR” THE ELECTION OF LANCE T. FUNSTON, STEPHEN A. HEIT AND S. DAVID FINEMAN AS DIRECTORS, "FOR" THE ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

CCA INDUSTRIES, INC.

To Be Held On:

June 22, 2016 at 2:00 p.m.

65 Challenger Road, Suite 340, Ridgefield Park, NJ

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report
are available at http://www.ccaindustries.com/2016

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 062216

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lance T. Funston
- ○ Stephen A. Heit
- ○ S. David Fineman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Advisory Approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP, as the Company's independent registered public accountants for the fiscal year ending November 30, 2016.	☐	☐	☐

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals as indicated on the opposite side of this proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

CCA INDUSTRIES, INC.

To Be Held On:

June 22, 2016 at 2:00 p.m.

65 Challenger Road, Suite 340, Ridgefield Park, NJ

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.ccaindustries.com/2016

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000000000 3 062216

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lance T. Funston
- ○ Stephen A. Heit
- ○ S. David Fineman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Advisory Approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP, as the Company's independent registered public accountants for the fiscal year ending November 30, 2016.	☐	☐	☐

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals as indicated on the opposite side of this proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.